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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 1996 on our audits of the financial statements of Novavax, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."



                                                  /s/Coopers & Lybrand L.L.P.
                                                     Coopers & Lybrand L.L.P.





Rockville, Maryland
March 3, 1997